Filed pursuant to Rule 424(b)(3)

File No. 333-273527

Aspiriant Risk-Managed Real Assets Fund

Supplement dated June 18, 2025, to the

Prospectus dated August 1, 2024 (the “Prospectus”)

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Effective immediately, the following changes are made to the Prospectus:

Each prospective investor in the Aspiriant Risk-Managed Real Assets Fund will not be required to certify that he or she is an “accredited investor” within the meaning of Rule 501 under the Securities Act of 1933, as amended. All references to “accredited investor” and related investor qualification criteria are hereby deleted in the Prospectus.

Please keep this Supplement with the Prospectus for future reference.